Exhibit 99.1

Dear Shareholders and Friends of First Business:
It is truly an exciting time at First Business Financial Services, Inc. (“First Business”). In October 2014, we once again reported strong quarterly earnings, posting record loan balances, record revenues and virtually no losses on our loan and lease portfolio. In November 2014, we closed on our acquisition of Kansas City-based Aslin Group Inc. (“Aslin Group”) and its wholly-owned subsidiary Alterra Bank (“Alterra”). In addition, since July 2014 we’ve added 10 new employees across our footprint, increasing our legacy workforce by 11% over the last 12 months. The consistent, disciplined and entrepreneurial growth that remains the hallmark of our franchise was in full force in the third quarter of 2014.
ALTERRA ACQUISITION COMPLETED
Effective November 1, 2014, we completed our first-ever bank acquisition. We are thrilled to welcome our Alterra colleagues and new shareholders to First Business. The closing process spanned approximately five months, during which I witnessed exemplary teamwork, commitment and forward-thinking execution across First Business and Alterra. The professionalism and enthusiasm our team members exhibited throughout the process gives me great confidence that our clients will continue to be well served.
On August 26, we completed a private placement of $15 million in subordinated debt to finance the cash portion of the merger consideration, as planned when we announced the acquisition in May. We are pleased to have financed 45% of the transaction with this funding at a favorable fixed interest rate of 6.5% for the first five years. Combined with the issuance of FBIZ common shares representing 55% of the merger consideration, we believe we have achieved a favorable balance of low-cost financing and minimal stock dilution.
In the future, Alterra’s clients will be offered an expanded suite of services, including equipment finance, trust and investment services, factoring and asset-based lending. Further, as a result of the additional financial resources and capital of the First Business franchise, Alterra’s lending capacity is now expanded to allow for larger loans to qualified clients. Of course, all loans must continue to meet the prudent credit standards that First Business has always required. Our decentralized yet unified regional subsidiary operating model has historically proven very successful in reviewing credits at a local level, within company-wide standards and expectations.
Integration has accelerated and we are pleased to report that, over the next several months, we will begin rolling out the training and resources needed to expand the suite of First Business capabilities to Alterra’s market. Likewise, we’re in the process of leveraging Alterra’s SBA lending platform and expertise across First Business legacy markets. In fact, as I mentioned in last quarter’s report, we’ve already hired one experienced SBA lender in our Fox Valley, Wisconsin market.
STRONG PERFORMANCE, CONTINUED INVESTMENT
Joining forces with Alterra further affirms that at First Business, we invest in our franchise today for the benefit of our shareholders tomorrow. With our time, resources and expertise focused on our clients, we believe the strength of our relationships is demonstrated in our results.

For the third quarter of 2014, First Business earned net income of $3.6 million, even after taking into account $104,000 in pre-tax merger-related expenses. Results once again reflected record net loan balances, which eclipsed $1.0 billion at September 30, 2014, marking the tenth consecutive quarter of growth. Likewise, top line revenue, consisting of net interest income and non-interest income, increased to a record $13.4 million for the third quarter of 2014, a 4% increase compared to the prior-year quarter, as strong client relationships drove trust and investment services revenue to record levels. In addition, net interest income benefited from the continued improvement in funding costs as our business development officers (“BDOs”) successfully secured growing levels of core, in-market deposits.
We experienced a temporary increase in deposits during the quarter due to several client business events, causing our cash and cash equivalents to temporarily increase as well. The complex nature of some of our commercial and trust relationships occasionally results in high levels of client deposits on our balance sheet for short periods of time. In the event that a client sells a business, for example, the proceeds may briefly sit as cash until they can be moved into our trust and investment services business or get redeployed by the client. While it is not standard practice to maintain this level of cash on our balance sheet, we are pleased to offer high-touch service and assist clients as they work through their transactional business events. We expect the majority of these temporary balances to come off of our balance sheet by the end of 2014.
Once again, our robust business fundamentals drove strong performance across key profitability measures. Our annualized return on average assets exceeded 1% for the seventh consecutive quarter, while our annualized return on average equity exceeded 12% for the ninth consecutive quarter. Despite considerable investments in talent, technology and transaction costs related to the Alterra acquisition, non-interest expense growth remained generally aligned with top line revenue growth, resulting in an efficiency ratio of 60.1%.
Finally, for the third consecutive quarter, we recognized virtually no charge-offs. We are proud that our growth has occurred in tandem with sustained asset quality.
TALENT ATTRACTS TALENT
Our outward expansion is mirrored by high quality internal growth and development. We have long believed that success creates opportunity, and our success is unquestionably due to the outstanding staff we’ve built at First Business. With considerable experience from larger institutions, our highly focused, entrepreneurial team is capable of operating a significantly larger and more complex bank. Our people are leaders in their niche areas of expertise and in their local communities. They are the ambassadors of our entrepreneurial culture, and they are a critical element of our success.
Since 2012, we have opportunistically identified and attracted 25 new BDOs from local institutions across our spectrum of geographic locations and business lines. These outstanding individuals were attracted to First Business in large part due to our healthy capital position, consistent earnings, outstanding credit quality, breadth of services and unique approach to relationships which stand out among peers. Combined with a client-first, team-oriented culture and a stock price that has grown more than 180% since the beginning of 2012, we offer what many institutions in the banking space cannot: opportunity, resources and rewards.
These same qualities made our acquisition of Alterra possible as well. As we’ve said before, our two organizations undertook reciprocal due diligence. Alterra offered First Business access to an attractive Midwestern market and an impressive niche in SBA lending, not to mention top-rate bankers and a shared entrepreneurial spirit. Meanwhile, in First Business, Alterra saw an attractive partner with significant resources, expanded offerings and a compelling currency in the form of our stock.
MOMENTUM REFLECTED IN STOCK PERFORMANCE
As communicated when we announced the closing of the acquisition, the stock portion of the merger consideration due Aslin Group stockholders at the close of the transaction represents, 360,081, or approximately 9% of First Business’ outstanding shares. These shares were valued at a price of $45.9825, which reflects the 10-day volume-weighted average stock price as of the market close on the third trading day prior to the closing on November 1, 2014. This price represents one-year price appreciation of approximately 35% as of October 29, 2014, which ranks First Business among the top 7% of publicly traded banks with $1-$5 billion in assets, and among the top 10% of all publicly traded banks in the U.S. The median stock in each group experienced growth of just 10% and 8%, respectively, over the past year. Aslin Group stockholders join First Business’ shareholders in owning one of the best performing companies in the industry.
Growth abounds at First Business, and we believe our solid trajectory is positioning us as the premier niche business bank in the Midwest. Today, our ever-expanding team remains focused on smart growth, across a spectrum of services. Going forward, we will continue to survey new and existing markets with patience and discipline, executing with precision when the next opportunity arises.
As always, thank you for your support of First Business. We hope you’ll continue to spread the word.
Sincerely,
Corey Chambas, President and CEO

Note: “Fox Valley” represents Brown, Outagamie and Winnebago counties in Wisconsin.
This letter includes “forward-looking” statements related to First Business Financial Services, Inc. (the “Company”) that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.